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                                                                    EXHIBIT 10.5


                              FEDERAL STOCK CHARTER
                     UNITED SAVINGS ASSOCIATION OF TEXAS FSB
                                 HOUSTON, TEXAS

         Section 1. Corporate Title. The full corporate title of the savings bank is United Savings Association of Texas FSB.

         Section 2. Office. The home office shall be located in Houston, Texas.

         Section 3. Duration. The duration of the savings bank is perpetual.

         Section 4. Purpose and Powers. The purpose of the savings bank is to pursue any or all of the lawful objectives of a Federal savings bank chartered under section 5 of the Home Owners' Loan Act and to exercise all of the express, implied, and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Federal Home Loan Bank Board ("Board"). In addition, the savings bank may make any investment and engage
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in any activity as may be specifically authorized by action of the Board, including authorization by delegated authority, in connection with action approving the issuance of the charter.

        Section 5. Capital Stock. The total number of shares of all classes of the capital stock which the savings bank has the authority to issue is 5,000,000, all of which shall be common stock of par value of $.01 per share. The shares may be issued from time to time as authorized by the board of directors without the approval of its shareholders, except as otherwise provided in this Section 5 or to the extent that such approval is required by governing law, rule, or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the savings bank. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted to the savings bank), labor, or services actually performed for the savings bank, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor, or
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                                      -3-

services, as determined by the board of directors of the savings bank, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the surplus of the savings bank which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for their issuance.

        Except for shares issuable in connection with the conversion of the savings bank from the mutual to stock form of capitalization, no shares of common stock (including shares issuable upon conversion, exchange, or exercise of other securities) shall be issued, directly or indirectly, to officers, directors, or controlling persons of the savings bank other than as part of a general public offering or as qualifying shares to a director, unless the issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting.

        The holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder, except as to the cumulation of votes for the election of directors. Subject to any provision for a

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                                      -4-


liquidation account, in the event of any liquidation, dissolution, or winding up of the savings bank, the holders of the common stock shall be entitled, after payment or provision for payment of all debts and liabilities of the savings bank, to receive the remaining assets of the savings bank available for distribution, in cash or in kind. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

        Section 6. Preemptive Rights. Holders of the capital stock of the savings bank shall not be entitled to preemptive rights with respect to any shares of the savings bank which may be issued.

        Section 7. Directors. The savings bank shall be under the direction of a board of directors. The authorized number of directors, as stated in the savings bank's bylaws, shall not be fewer than seven nor more than fifteen except when a greater number is approved by the Board.

        Section 8. Amendment of Charter. Except as provided in Section 5, no amendment, addition, alteration, change, or repeal of this charter shall be made, unless such is first proposed by the board of directors of the
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                                      -5-


savings bank, then preliminarily approved by the Board, which preliminary approval may be granted by the Board pursuant to regulations specifying preapproved charter amendments, and thereafter approved by the shareholders by a majority of the total votes eligible to be cast at a legal meeting. Any amendment, addition, alteration, change, or repeal so acted upon shall be effective upon filing with the Board in accordance with regulatory procedures or on such other date as the Board may specify in its preliminary approval.

                                        UNITED SAVINGS ASSOCIATION
                                          OF TEXAS FSB

Attest: /s/                             By: /s/
        ------------------------------        ---------------------------------
        Secretary of the                      Interim President
          Savings Bank


                                        FEDERAL HOME LOAN BANK BOARD

Attest: /s/                             By: /s/
        ------------------------------        ---------------------------------
        Assistant Secretary
          to the Board


December 30, 1988

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                                FIRST AMENDMENT
                                       TO
                             FEDERAL STOCK CHARTER
                    UNITED SAVINGS ASSOCIATION OF TEXAS FSB
                                 HOUSTON, TEXAS

        Section 1 of the Charter is hereby amended in its entirety to read as follows:

        Section 1. Corporate Title. The full corporate name of the savings bank is Bank United of Texas FSB.